Exhibit 99.1





                         EXECUTIVE EMPLOYMENT AGREEMENT


                                     BETWEEN


                                  QUOVADX, INC.


                                       AND


                                HARVEY A. WAGNER


                                 OCTOBER 8, 2004

                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") by and between Quovadx, Inc. (the "Company"), and Harvey A. Wagner ("You" or "Your") (collectively, the "Parties"), is entered into and effective as of the 8th of October, 2004 (the "Effective Date").

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. Employment and Duties

        A. Position. The Company shall employ You as President and Chief Executive Officer.

        B. Reporting. You shall report directly and exclusively to the Board of Directors of the Company (the "Board").

        C. Duties. You agree to perform all duties that are consistent with Your position and that may otherwise be assigned to You by the Board from time to time. You further agree to abide by all Company policies, procedures, and practices of general applicability to Company executive officers.

        D. Devotion of Time. You agree to devote Your reasonable efforts to promote the business and/or interests of the Company and to perform Your obligations under this Agreement. You may (i) engage in community, charitable, and educational activities, (ii) manage personal investments, and (iii) serve on the following corporate boards or committees: Cree, Inc. and Proficient Systems, Inc., provided that such activities do not materially conflict or interfere with the performance of Your obligations under this Agreement.

        E. Service on Board of Directors. During each year of Your employment, You shall serve on the Board without additional compensation if elected by the Company's stockholders to serve in such capacity.

     2. Term. The term of this Agreement shall be for a period of two (2) years, beginning on the Effective Date and ending on October 7, 2006 (the "Employment Period"). Upon expiration of the Employment Period, this Agreement will automatically renew for a one-year period (a "Renewal Period"), unless either Party notifies the other Party in writing at least ninety (90) days prior to the end of the Employment Period or the Renewal Period that the Agreement will not be renewed. If this Agreement is renewed in accordance with this Section 2, each Renewal Period shall be included in the definition of "Employment Period" for purposes of this Agreement. Following the termination of the Employment Period (whether as a result of non-renewal or termination of Your employment for any reason), You agree to resign from any positions You hold with the Company, including, without limitation, Your position as a member of the Board, upon request by the Board.

     3. Compensation.

        A. Base Salary. During the Employment Period, the Company will pay You an annual base salary ("Base Salary") of $400,000 in accordance with the Company's normal payroll practices. The Compensation Committee of the Board (the "Committee") will review Your Base Salary at least annually, and adjustments will be made in accordance with the Committee's standard practices. Notwithstanding the foregoing, certain reductions will trigger Your right to terminate for Good Reason.

        B. Bonus. During the Employment Period, You will be eligible to receive an annual bonus with a target payment of 50% of Your then current Base Salary ("Target Bonus") if Your performance meets certain criteria agreed to by You and the Committee (Your agreement not to be unreasonably withheld) (the "Committee Performance Criteria"). Notwithstanding the preceding sentence, if the Committee reasonably believes that the Company may be denied a deduction with respect to Your bonus due to the application of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the Committee intends to pay bonuses under a Section 162(m) qualified bonus plan, then (i) the Committee Performance Criteria will be established in the sole discretion of the Committee, and (ii) You will have the opportunity to discuss the Committee Performance Criteria with the Committee prior to such criteria being established. The actual bonus paid may be higher or lower than the Target Bonus for over- or under-achievement of the Committee Performance Criteria, as determined by the Committee. Bonuses, if any, will accrue and become payable in accordance with the Committee's standard practices for paying executive incentive compensation; provided, however, that Your bonus, if any, for any particular fiscal year will be paid no later than thirty (30) days following the Committee's receipt of audited financial statements for such fiscal year.

        C. Stock Options. On the Effective Date, the Company will grant You a nonstatutory stock option to purchase 825,000 shares of the Company's common stock under the Company's 1997 Stock Plan (the "Plan"). The option will (i) have a per share exercise price equal to the per share Fair Market Value (as defined in the Plan) of Company common stock on date of grant, (ii) have a 10 year term,
(iii) vest as to 200,000 shares on the first day of the first month following the date of grant, subject to Your continued employment as CEO through such date, (iv) vest as to 1/36 of the 625,000 remaining covered shares on the first day of each month following the date of grant, subject to Your continued employment as CEO through each vesting date, and (v) otherwise be subject to the terms and conditions of the Plan and the Company's standard form of Stock Option Agreement for executive officers (in substantially the form attached as Exhibit
4.1 to the Company's Registration Statement on Form S-8, filed as of May 16,
2002).

        D. Benefits Plans. During the Employment Period, You will be eligible to participate in all benefit plans in effect for executive officers and employees of the Company (including the Company's vacation policy), as such plans may exist from time to time and subject to the terms and conditions of such plans.

        E. Business Expenses. During the Employment Period, the Company will reimburse You for all ordinary and reasonable business expenses You incur in the performance of Your duties in accordance with the policies and procedures of the Company as in effect from time to time.

        F. Additional Expenses. During the Employment Period, the Company will pay You an additional monthly amount of $6,500 to reimburse You for maintaining a second residence near the Company's headquarters and for travel to Your primary residence. The Company's obligation to pay You this additional monthly amount shall cease if Your primary residence and the Company's headquarters both become located in the same greater metropolitan area (to be determined in the Board's reasonable discretion).

     4. Termination. This Agreement may be terminated by any of the following events:

        A. Expiration of the Employment Period as a result of non-renewal; or

        B. Your resignation without Good Reason; or

        C. Your death; or

        D. Your Disability (as defined in the Company's long-term disability plan); or

        E. For Cause; ("Cause" shall mean a termination by the Company because of any one of the following events:

           (i) Your breach of this Agreement that results in material injury to the Company which, if capable of cure, has not been cured by You within thirty (30) days after receipt by You of written notice from the Board of such breach;

           (ii) Your misconduct, fraud, dishonesty, or malfeasance that results in material injury to the Company;

           (iii) Your willful or intentional failure to (a) perform Your duties under this Agreement, (b) follow the reasonable and legal direction of the Board, or (c) follow the policies, procedures, and rules of the Company. For any such failure listed in this sub-section (iii), the Board shall first give You written notice setting forth with specificity the reasons that the Board believes You are failing, and thirty (30) days to cure such failure; or

           (iv)  Your conviction of, or plea of nolo contendre to, a felony.

           For purposes of this Agreement, Your failure to achieve certain results, such as those set forth in a business plan of the Company, that is not the result of Your demonstrating willful and deliberate dereliction of duty shall not constitute Cause.) or

        F. Your resignation for Good Reason; ("Good Reason" shall mean the occurrence of any of the following: (i) the Company, without Your written consent, (a) takes any action which is inconsistent with, or results in the reduction of, Your then current title, duties, or responsibilities, other than
(1) the stockholders failing to reelect You to the Board, or (2) a reduction or change required by applicable law or listing requirements, (b) requires You to report to any person other than the Board, (c) reduces Your then current Base Salary or Target Bonus other than a one-time reduction of not more than 10% that also is applied to substantially all executive officers of the Company, or (d) reduces the benefits to which You are entitled on the Effective Date, unless a similar reduction is made for substantially all other executive officers, (ii) a successor to the Company fails to assume this Agreement in writing upon becoming a successor or assignee of the Company, (iii) the Company fails to cover You under a director's and officers' insurance policy; or (iv) the Company breaches this Agreement and such breach results in material injury to You; provided, however, that if the event that potentially constitutes Good Reason is capable of cure, Good Reason only shall exist if the Company has not cured such event within thirty (30) days after receipt by the Board of written notice from You describing why You believe Good Reason exists.) or

        G. Without Cause (meaning a termination by the Company without Cause).

Upon any such termination, the Employment Period automatically will terminate (but in no event will this affect the survival of Your and the Company's post-termination obligations pursuant to Section 16).

     5. Company's Post-Termination Obligations

        A. If Your employment terminates for any reason, then the Company will pay You all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to You under any Company-provided plans, policies, and arrangements. In addition, if, during the period beginning on the expiration of the Employment Period due to the Company's failure to renew and ending on the last day of that fiscal year, Your employment is terminated by You upon a voluntary resignation or by the Company without Cause (as defined in Section 4E above, which definition will survive the termination of this Agreement for purposes of this Section 5A), You will be eligible to receive Your annual bonus for the fiscal year during which the Employment Period expired, pro-rated to the date of Your termination. The actual bonus paid pursuant to the preceding sentence (i) may be higher or lower than the pro-rated Target Bonus for over- or under-achievement of the Committee Performance Criteria, as determined by the Committee consistent with its practices for other Company executive officers, and (ii) if any, will be paid on the same date bonuses are paid to other Company executive officers but no later than thirty (30) days following the Committee's receipt of audited financial statements for such fiscal year.

        B. In addition to the payments and benefits provided under Section 5A, if Your employment is terminated by the Company without Cause or by You for Good Reason during the Employment Period, then, subject to Your compliance with the provisions of Section 7 and You executing and not revoking a separation agreement and general release of claims in a form satisfactory to the Company, the Company will (i) continue to pay You Your Base Salary through the longer of
(a) the period ending on the date that would have been the last day of the Employment Period (assuming non-renewal) had Your employment not terminated, or
(b) for a period of twelve (12) months following Your termination date (in either case, the "Restricted Period" in the event You are entitled to benefits under this Section 5B), (ii) pay You a lump sum payment in an amount equal to 100% of Your Target Bonus amount for the year in which the termination occurs, to be paid on the date bonuses are paid to other executive officers of the Company, but in no event more than twelve (12) months following Your termination date, and (iii) reimburse You for COBRA continuation coverage premiums to continue medical benefits for You and Your eligible dependents for the Restricted Period (but, if further limited by applicable law, the maximum permissible period) or, if earlier, until You become eligible for substantially similar benefits from another employer, provided You validly elect to continue Your medical benefits in accordance with applicable law.

        C. No Duty to Mitigate. In no event shall You be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to You under this Agreement, and such amount shall not be reduced, regardless of whether You obtain other employment or become self-employed (except for the termination of Company-paid COBRA premiums as provided in Sections 5B and 6). Notwithstanding the foregoing, amounts provided under Section 5B and Section 6 will be reduced by amounts You are entitled to receive due to Your eligibility to receive severance under any other Company plan, policy, or arrangement.

     6. Change of Control.

        A. Severance. If, within three (3) months preceding and twelve (12) months following a Change of Control (the "Protection Period") and during the Employment Period, the Company or the successor entity to the Company terminates Your employment without Cause (as defined in Section 6C below) or You resign for Good Reason (as defined in Section 4F above), then, subject to Your compliance with the provisions of Section 7 and You executing and not revoking a separation agreement and general release of claims in a form satisfactory to the Company, You shall receive the following separation payments and/or benefits: (i) continued Base Salary for the longer of (a) the period ending on the date that would have been the last day of the Employment Period (assuming non-renewal) had Your employment not terminated, or (b) for a period of eighteen (18) months following Your termination date (in either case, the "Restricted Period" in the event You are entitled to benefits under this Section 6A), (ii) a lump sum payment in an amount equal to 150% of Your Target Bonus amount for the year in which the termination occurs, to be paid on the date bonuses are paid to other executive officers, but in no event more than twelve (12) months following Your termination date, and (iii) reimbursement for COBRA continuation coverage premiums to continue medical benefits for You and Your eligible dependents for the Restricted Period (but, if further limited by applicable law, the maximum permissible period) or, if earlier, until You become eligible for substantially similar benefits from another employer, provided You validly elect to continue Your medical benefits in accordance with applicable law. The payments and benefits set forth in this Section 6 shall be provided to You in lieu of any payments and benefits to which You may be entitled to receive under Section 5B above. Notwithstanding anything in this Section 6 to the contrary, if (i) the Company enters into agreements with other Company executive officers that provide for payments or benefits upon a termination following a Change of Control, and (ii) substantially all of those agreements provide enhanced Change of Control severance for a period longer than the Protection Period, then the Protection Period automatically shall be extended to match such longer period.

        B. Definition of Change of Control. For purposes of this Agreement, "Change of Control" means the occurrence of any of the following:

           (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 of said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

           (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

           (iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

           (iv) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (a) are directors of the Company, as applicable, as of the date hereof, or (b) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or
                 (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

        C. Definition of Cause. Notwithstanding the definition of Cause in
Section 4E, for purposes of payments and benefits under Section 6A, "Cause" shall mean a termination by the Company because of any of the following events:

           (i) Your material breach of this Agreement that results in material injury to the Company which has not been cured by You within thirty (30) days after receipt by You of written notice from the Board of such breach;

           (ii) Your willful misconduct, fraud, dishonesty, or malfeasance that results in material injury to the Company;

           (iii) Your willful or intentional failure, that results in material injury to the Company, to (a) perform Your duties under this Agreement, (b) follow the reasonable and legal direction of the Board, or (c) follow the policies, procedures, and rules of the Company. For any such failure listed in this sub-section (iii), the Board shall first give You written notice setting forth with specificity the reasons that the Board believes You are failing, and thirty (30) days to cure such failure; or

           (iv)  Your conviction of, or plea of nolo contendre to, a felony.

     For purposes of this Agreement, Your failure to achieve certain results, such as those set forth in a business plan of the Company, that is not the result of Your demonstrating willful and deliberate dereliction of duty shall not constitute Cause.

        D. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to You (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this
Section 6D, would be subject to the excise tax imposed by Section 4999 of the Code, then Your severance and other benefits will be either: (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance and other benefits being subject to excise tax under
Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by You on an after-tax basis, of the greatest amount of severance and other benefits, notwithstanding that all or some portion of such severance and other benefits may be taxable under Section 4999 of the Code. Unless the Company and You otherwise agree in writing, any determination required under this Section 6D will be made in writing by the Company's independent public accountants immediately prior to Change of Control (the "Accountants"), whose determination will be conclusive and binding upon You and the Company for all purposes. For purposes of making the calculations required by this Section 6D, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and You will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 6D. In the event the Accountants determine that this Section 6D requires a reduction in Your severance or other benefits, You will be provided the reasonable opportunity to determine the order in which severance and other benefits will be reduced. If You fail to make an appropriate reduction election within the reasonable time period determined by the Board, in its sole discretion, the order of reduction will be determined by the Board.

     7. Your Other Obligations.

        A. Return of Materials. Upon the termination of Your employment for any reason, You will return to the Company all of the Company's property, including, but not limited to, keys, passcards, credit cards, customer lists, rolodexes, tapes, software, computer files, marketing and sales materials, and any other property, record, document or piece of equipment belonging to the Company.

        B. Restrictive Covenants. You acknowledge that the restrictions contained in this Section 7B are reasonable and necessary to protect the legitimate business interests of the Company, and will not impair or infringe upon Your right to work or earn a living after Your employment with the Company ends.

           (i) Trade Secrets and Confidential Information. You represent and warrant that: (a) You are not subject to any legal or contractual duty or agreement that would prevent or prohibit You from performing the duties contemplated by this Agreement or otherwise complying with this Agreement, and
(b) You are not in breach of any legal or contractual duty or agreement, including any agreement concerning trade secrets or confidential information owned by any other party. You agree to execute the Company's standard form of Employee Non-Disclosure and Assignment of Inventions Agreement (the "Confidential Information Agreement"), if You have not already done so, and You further agree to continue to comply with the terms of the Confidential Information Agreement following the termination of Your employment in accordance with such agreement.

           (ii) Noncompetition. In the event of the termination of Your employment that entitles You to severance under Sections 5B or 6, then for the Restricted Period, You agree not to, without the prior consent of the Board, directly or indirectly provide services to (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director, or otherwise) or have or obtain any ownership interest in or participate in the financing, operation, management, or control of, any person, firm, corporation, or business that competes with the Company or is a customer of the Company. Your having solely an ownership interest of less than 1% of any corporation shall not be a violation of this Section 7B(ii). In the event You violate this Section 7B(ii), Your right to receive any continuing payments and benefits under this Agreement immediately will terminate.

           (iii) Nonsolicitation. In the event of the termination of Your employment that entitles You to severance under Sections 5B or 6, then for the Restricted Period, You agree that You, directly or indirectly, whether as an employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venturer, or otherwise, will (i) not solicit, induce, or influence any person to modify his or her employment or consulting relationship with the Company, and (ii) not solicit business from any of the Company's substantial customers or users. In the event You violate this Section 7B(iii), Your right to receive any continuing payments and benefits under this Agreement immediately will terminate.

           (iv) Nondisparagement. In the event of the termination of Your employment that entitles You to severance under Sections 5B or 6, then for the Restricted Period, (a) You will not disparage, criticize, defame, or slander the Company, its directors, or its employees and (b) the Board and the Company's then current officers will not disparage, criticize, defame, or slander You. The foregoing restrictions will not apply to any statements that are made truthfully in response to a subpoena or other compulsory legal process.


     8. Injunctive Relief. You agree that if You breach Section 7 of this
Agreement: (i) the Company may suffer irreparable harm; (ii) it would be difficult to determine damages, and money damages alone would be an inadequate remedy for the injuries suffered by the Company, and (iii) if the Company seeks injunctive relief to enforce this Agreement, You will waive and will not (a) assert any defense that the Company has an adequate remedy at law with respect to the breach, (b) require that the Company submit proof of the economic value of any trade secret or confidential information, or (c) require the Company to post a bond or any other security. Nothing contained in this Agreement shall limit the Company's right to any other remedies at law or in equity.

     9. Arbitration. You and the Company agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Englewood, Colorado before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented by the Colorado Rules of Civil Procedure. You and the Company agree that the prevailing Party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. You and the Company hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This Section will not prevent either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute.

     10. Indemnification. You will be covered under the Company's insurance policies and, subject to applicable law, will be provided indemnification to the maximum extent permitted by the Company's bylaws and Certificate of Incorporation, with such insurance coverage to be in accordance with the Company's standard practices for senior executive officers but on terms no less favorable than provided to any other Company senior executive officer or director.

     11. Severability. The provisions of this Agreement are severable. If any provision is determined to be invalid, illegal, or unenforceable, in whole or in part, the remaining provisions and any partially enforceable provisions shall remain in full force and effect.

     12. Attorneys' Fees. The Company shall reimburse You up to $15,000 for reasonable attorneys' fees You incurred in the negotiation, preparation and execution of this Agreement.

     13. Waiver. Either Party's failure to enforce any provision of this Agreement shall not act as a waiver of that or any other provision. Either Party's waiver of any breach of this Agreement shall not act as a waiver of any other breach.

     14. Tax Withholding. All payments and benefits made or provided pursuant to this Agreement will be subject to withholding of applicable taxes.

     15. Entire Agreement. This Agreement, Your outstanding stock option agreements, and the Confidential Information Agreement constitute the entire agreement between the Parties concerning the subject matter of this Agreement. This Agreement supersedes any prior communications, agreements or understandings, whether oral or written, between the Parties relating to the subject matter of this Agreement.

     16. Survival. The Confidential Information Agreement and Sections 5 through 10 will survive the termination of this Agreement.

     17. Amendments. This Agreement may not be amended or modified except in writing signed by both Parties.

     18. Successors and Assigns. Neither Party shall have the right to assign or otherwise transfer this Agreement or the rights or obligations hereunder (whether by assignment, transfer by operation of law or otherwise), without the prior written consent of the other party; provided, however, that Your consent automatically will be deemed given in the event of a Change of Control approved by the Board.

     19. Governing Law. The laws of the State of Colorado shall govern this Agreement (with the exception of its conflict of laws provisions).

     20. No Strict Construction. If there is a dispute about the language of this Agreement, the fact that one Party drafted the Agreement shall not be used in its interpretation.

     21. Notice. Whenever any notice is required, it shall be given in writing addressed as follows:

         To the Company:     Attn: Chairman of the Compensation Committee
                             6400 S. Fiddler's Green Cir., Suite 1000
                             Englewood, CO  80111

         To Executive:   at the last residential address known by the Company

         Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either Party may change the address to which notices shall be delivered or mailed by notifying the other Party of such change in accordance with this Section.

     22. AFFIRMATION. YOU ACKNOWLEDGE THAT YOU HAVE CAREFULLY READ THIS AGREEMENT, YOU KNOW AND FULLY UNDERSTAND ITS TERMS AND CONDITIONS, AND YOU HAVE HAD THE OPPORTUNITY TO CONSULT AN ATTORNEY OF YOUR CHOOSING AND ASK THE COMPANY ANY QUESTIONS YOU MAY HAVE HAD PRIOR TO SIGNING THIS AGREEMENT.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


                                         QUOVADX, INC.:


                                         By: /S/ J. ANDREW COWHERD
                                             -----------------------------------
                                             J. Andrew Cowherd
                                             Compensation Committee Chairman





                                         HARVEY A. WAGNER:


                                         By: /S/ HARVEY A. WAGNER
                                             -----------------------------------